Exhibit 10.26

DATED                16th January                    2014

(1) EXPRESS NEWSPAPERS

- and -

(2) MASSIVE INTERACTIVE MEDIA LIMITED

LEASE
of
Part 6th Floor,
The Northern & Shell Building
Number 10 Lower Thames Street, London, EC3R 6EN

ROSENBLATT
9-13 St. Andrew Street,
LONDON EC4A 3AF
Tel: 020 7955 0880
Fax: 020 8955 0888
Ref: MSB/ANKI/EXP 9-102

PARTICULARS

DATE OF THIS DEED	:	16th January 2014
LEASE OR UNDERLEASE	:	UNDERLEASE
LANDLORD	:	EXPRESS NEWSPAPERS

Registered office	:	The Northern & Shell Building, Number 10 Lower Thames Street, London, EC3R 6EN

Company Registration No.	:	00141748
TENANT	:	MASSIVE INTERACTIVE MEDIA LIMITED

Registered Office	:	Acre House, 11/15 William Road, London NW1 3ER

Company Registration No	:	07800208
GUARANTOR	:	NONE
PREMISES	:	The premises situate on part of the 6th Floor of the Building being more particularly described in Part 1 of Schedule 1
TERM	:	Five years commencing on the Term Commencement Date and expiring on 31st December 2018
TERM COMMENCEMENT DATE	:	1st January 2014
BUILDING	:	The Landlord’s leasehold property known as The Northern & Shell Building, Number 10 Lower Thames Street, London EC3R 6EN being more particularly described in Part 2 of Schedule 1
YEARLY RENT	:	From and including the Term Commencement Date the sum of ££161,356 exclusive of VAT but inclusive of service charge, Buildings insurance and business rates but exclusive of Utilities.
PERMITTED USE	:	Use as offices

PRESCRIBED CLAUSES

Date of lease 16th January 2014

LR2.  Title number(s)

LR2.1 Landlord’s title number(s)

AGL 296004

LR2.2 Other title numbers

None

LR3.  Parties to this lease

Landlord

As Landlord in the Particulars

Tenant

As Tenant in the Particulars

Other parties

None

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The premises situate on part 6th Floor of the Building as defined in the Particulars

LR5.  Prescribed statements etc.

None.

LR6.  Term for which the Property is leased

Five years from the Term Commencement Date.

LR7.  Premium

None.

LR8.  Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits dispositions.

LR9.  Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None

LR9.3 Landlord’s contractual rights to acquire this lease

None

LR10.  Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11.  Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements as specified in Schedule 2 to this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in Schedule 3 to this lease.

LR12.  Estate rent charge burdening the Property

None.

LR13.  Application for standard form of restriction

None.

LR14.  Declaration of trust where there is more than one person comprising the Tenant

Not applicable.

THIS LEASE is made on the date and between the Parties stated in the Particulars

THIS DEED WITNESSES:

1.	DEFINITIONS
In this Lease the following expressions have the meanings indicated:

“Common Parts”	all parts of the Building other than the Lettable Units and the Premises;

“Conduit”
all aerials vents chimneys ducts shafts cisterns tanks radiators pipes wires optic fibres cables gutters watercourses channels sewers drains and equipment for the provision of Utilities laid now or in the future in under or over the Building or the Premises or serving them;

“Environmental Consent”
a consent licence registration exemption approval permission authorisation or filing requirement relating to the environment (as defined in Section 1 of the Environmental Protection Act 1990) or to the control or regulation of pollution of the environment (as also defined in that Section);

“Full Reinstatement Cost”
the cost of rebuilding or reinstating the land and/or buildings which are the subject of the insurance policy including where the Landlord in its reasonable discretion so determines value added tax inflation properly incurred expenses professional fees and incidental expenses (including but not limited to the costs of shoring up demolition and site clearance);

“Group Company”	a company which is a member of the same group of companies within the meaning of Section 42 of the Landlord and Tenant Act 1954;

“Guarantor”	shall include if it is an individual his personal representatives and includes any person who at any time undertakes guarantor obligations pursuant to any provisions of this Lease;

“Insured Risks”	fire and such other risks against which the Superior Landlord shall decide to effect insurance against as contained in the Superior Lease;

“Interest”
interest at the rate of three per cent per annum above the Base Lending Rate from time to time of HSBC Bank PLC (or if such rate shall cease to be published such other reasonable or comparable rate as the Landlord shall from time to time reasonably designate);

“Landlord”	shall include the person for the time being entitled to the reversion immediately expectant on the Term and shall include any mortgagee of the Landlord;

“Landlord’s Surveyor”
any person engaged by the Landlord for any purpose under this Lease including an employee of the Landlord or a company which is a member of the same group of companies (as defined in Section 42 of the Landlord and Tenant Act 1954) as the Landlord;

“Lettable Unit”	a unit of accommodation within the Building which is let (or intended by the Landlord to be let) as an occupational unit;

“Normal Business Hours”	means the hours between 7.00am and 7.00pm on Monday to Friday or such other hours as the Landlord acting reasonably nominates from time to time;

“Particulars”	the Particulars appearing at the front of this Lease;

“Parties”	the Landlord and the Tenant and the Guarantor (if any) and “Party” means any one of them;

“Planning Acts”
the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and any other legislation relating to the use development or occupation of land or buildings;

“Planning Permission”	any permission consent or approval given or deemed to be given under the Planning Acts relating to or affecting the Premises or the use of them;

“President”	the President for the time being of the Royal Institution of Chartered Surveyors;

“Referred to Arbitration”
refers to a single arbitrator to be appointed in default of agreement between the Landlord and the Tenant on the application of either the Landlord or the Tenant by the President and any such reference shall be a submission to arbitration within the Arbitration Act 1996 and if the Arbitrator shall die or be or become unwilling to act or incapable of acting for any other reason either the Landlord or the Tenant may apply to the President for a substitute to be appointed in his place which procedure may be repeated as often as necessary;

“Regulations”
reasonable regulations made by the Landlord and notified to the Tenant in writing governing the use and enjoyment of the Building (whether alone or together with any adjoining property) consistent with the terms of this Lease and in the event of a conflict the terms of this Lease shall prevail;

“Services”	the services set out at Schedule 7;

“Superior Landlord”	any person having an interest in the Premises in reversion (whether mediate or immediate) to that of the Landlord and includes any mortgagee of the Landlord;

“Superior Lease”
the lease of the Building dated 7 May 2003 between (1) Richard Clive Desmond (2) the Landlord and (3) Northern & Shell Network Limited and any and all documents supplemental thereto (whether or not expressed to be so);

“Tenant”	shall include its successors in title and if it is an individual his personal representatives;

“Term”	the Term starting on the Term Commencement Date (subject to any provisions of this Lease permitting earlier determination);

“Use Consent”	Planning Permission or Environmental Consent;

“Utilities”
foul and surface water drainage signals impulses electric current water telecommunication data communication [heating ventilation air conditioning the passage of smoke and fumes] and all other utilities services and facilities.

2.	INTERPRETATION
2.1	In this Lease words importing the singular include the plural and vice versa.

2.2	Words in this Lease importing one gender include both other genders.

2.3	References in this Lease to any legislation include any other legislation replacing amending or supplementing it and any other regulations byelaws notices permissions approvals or consents under it.

2.4
Any obligation in this Lease prohibiting the Tenant from doing something shall include an obligation not to cause or permit the doing of that thing by others and (without prejudice to any other obligation or liability of the Tenant) to take all reasonably necessary steps to prevent that thing being done by its employees agents contractors invitees and licensees.

2.5
Where any rights of entry or rights to do anything are excepted and reserved in this Lease to the Landlord and/or any other person then no claim shall be made or compensation claimed by the Tenant (or by any other person claiming through under or in trust for the Tenant) except for the making good of damage caused to the Premises by the person exercising such rights.

2.6	Compliance with obligations on the part of the Tenant undertaken in this Lease is at its own cost unless otherwise expressly specified.

2.7	If any Party to this Lease comprises more than one person obligations on the part of that Party in this Lease are undertaken by all such persons jointly and also by each of them individually.

2.8
Unless otherwise stated references in this Lease to Common Parts the Building or the Premises include any part of the Common Parts the Building or the Premises (as the case may be) and unless otherwise stated references to the Building include the Common Parts and the Premises and any part of them.

2.9	The details expressions and descriptions appearing in the Particulars shall be included in and form part of this Lease.

2.10	References to Schedules are to Schedules in this Lease.

2.11	References in this Lease to any adjoining property of the Landlord shall be taken to include any adjoining or neighbouring property from time to time owned leased or occupied by the Landlord.

2.12	The headings in this Lease are for information only and shall not be taken to affect its construction.

2.13
Unless the context otherwise requires where in this Lease there is reference to the consequences of the Tenant’s acts omissions and defaults all references to “the Tenant” include references to any underlessee of the Tenant and to anyone at the Premises with the express or implied authority of the Tenant or its underlessees

3.	DEMISE AND RENT
In consideration of the rents and covenants on the part of the Tenant reserved and contained in this Lease the Landlord demises with full title guarantee the Premises to the Tenant TOGETHER WITH the rights mentioned in Schedule 2 EXCEPT AND RESERVING the rights mentioned in Schedule 3 AND SUBJECT to those matters as mentioned in Schedule 4 TO HOLD for the Contractual Term starting on the Term Commencement Date (determinable nevertheless as provided in this Lease) YIELDING AND PAYING during the Term:

3.1
the Yearly Rent specified in the Particulars such Yearly Rent to be paid without any deductions or set off or counter claim and proportionately for any part of a year by equal quarterly payments in advance on the four usual quarter days in each year the first (proportionate) payment in respect of the Yearly Rent to be made on the Term Commencement Date in respect of the period from the Term Commencement Date until the day prior to the next usual quarter day after the Term Commencement Date;

3.2	on demand by way of further or additional rent Interest where payable under the terms of this Lease.

4.	TENANT’S COVENANTS
The Tenant covenants with the Landlord throughout the Term:

4.1	To pay rents
to pay the reserved rents at the times and in the manner specified in this Lease (and if and for so long as required by the Landlord to pay the Yearly Rent by banker’s standing order to such bank account in the United Kingdom as the Landlord shall from time to time notify the Tenant in writing);

4.2	To Pay Other Outgoings
4.2.1
To pay and discharge all existing and future costs, charges and outgoings in respect of the supply and consumption of any Utilities to the Premises, but for the avoidance of doubt, this shall not include costs or charges relating to the supply of water and ceiling lights which are included within the Yearly Rent; and

4.2.2	to pay to the Landlord on demand the proper cost of any heating and air conditioning services supplied to the Premises outside Normal Business Hours;

4.3	To Pay Interest
to pay Interest on any sums due and payable under this Lease (whether by way of Yearly Rent or otherwise and after as well as before judgment) from the date 14 days from the date on which any such sum is due and payable (unless any other date is specified in this Lease) until the date of payment or (if acceptance of any such unpaid sum shall be declined by the Landlord because of any breach of covenant which could give rise to a right of re-entry pursuant to clause 6.1) to the date upon which payment is accepted by the Landlord and Interest shall accrue on a daily basis and shall be payable on demand;

4.4	To Pay Costs

4.4.1
to pay the Landlord all proper costs expenses and charges (including but not by way of limitation professional advisers’ costs and disbursements) properly incurred by the Landlord or any Superior Landlord:

(a)	in the preparation negotiation and service of all schedules of dilapidations whether during or following the expiry or sooner determination of the Term;

(b)
in or in proper contemplation of any proceedings under Sections 146 or 147 of the Law of Property Act 1925 (including but not by way of limitation the preparation and service of all notices under Section 146) even if forfeiture is avoided otherwise than by relief granted by the Court; and

(c)	in respect of the recovery of any arrears of rent or any other breach of covenant (including but not by way of limitation any costs of levying distress or execution);

4.4.2
to pay the Landlord the reasonable and proper costs expenses and charges (including but not by way of limitation professional advisers’ costs and disbursements) properly incurred by the Landlord or any Superior Landlord in respect of any application for consent required by this Lease (including any application for the consent of any Superior Landlord) on a full indemnity basis and whenever reasonably required by the Landlord to give security for them whether or not such consent is granted save where such consent is unreasonably withheld or proffered subject to unreasonable conditions;

4.5	To pay Value Added Tax
to pay:

4.5.1
to the Landlord any value added tax chargeable upon any supply made by the Landlord to the Tenant by or pursuant to or in connection with this Lease so that all consideration for any such supply is exclusive of value added tax against which payment the Landlord will deliver immediately to the Tenant a valid value added tax invoice addressed to the Tenant;

4.5.2
and to indemnify the Landlord to the extent that the Landlord cannot recover the same against any value added tax chargeable upon any supply (whether made to the Landlord or to a third person) where pursuant to this Lease the Tenant is required to pay to the Landlord for any costs fees expenses or other expenditure or liability (of whatever nature) in connection with that supply; and

4.5.3	the Landlord will notify the Tenant within 30 days if at any time it elects or intends to opt to tax its interest in the Building pursuant to Schedule 10 of the Value Added Tax Act 1994.

4.6	Insurance

4.6.1
to comply with all recommendations and requirements of the insurers and fire authorities as to fire precautions and fire fighting equipment relating to the Premises and to comply with all such reasonable regulations in this regard as the Landlord may from time to time notify to the Tenant;

4.6.2	in the event of the Premises or the Building being destroyed or damaged by any of the Insured Risks to give notice in writing to the Landlord as soon as possible following the Tenant becoming aware;

4.6.3
not to leave the Premises vacant or unoccupied for more than thirty days without first giving the Landlord at least 28 days notice in writing of the intention so to do and without first paying any additional or increased premium required by the insurers and without first providing such security as the Landlord shall require in respect of any exclusions excesses limitations conditions or qualifications which the insurers may impose upon the Insured Risks or the policy Provided That this clause shall not place any obligation upon the Tenant to trade from the Premises;

4.6.4
not to do or omit to do anything or bring on to the Building or the Premises any explosive inflammable or toxic or otherwise harmful chemicals or materials or any other matter or thing of any kind if any such act or omission would or might cause the policy for the insurance of the Building or the Premises or any adjoining or neighbouring property to become void or voidable or any premium payable to be increased above the ordinary or common rate;

4.6.5	if the Premises are destroyed or damaged by any of the Insured Risks to pay to the Landlord within 14 days of written demand:

4.6.5.1	an amount equivalent to any insurance money irrecoverable by reason solely or in part of any act default or omission by the Tenant or by any licensee or visitor of the Tenant; and

4.6.5.2
the whole or a fair proportion of (as the case may be depending on the nature of the claim and the number of occupants affected) the amount of any usual commercial excess required by the insurers or by the Landlord under any policy of insurance for the Premises or the Building;

4.6.6	not to effect insurances in respect of the Premises or the Building save for contents insurance (or similar);

4.7	Repair

4.7.1	to keep the Premises in good and substantial repair and condition damage by the Insured Risks excepted except where the Tenant is in breach of any of its obligations set out at clause 4.6 above

4.7.2	to clean the interior of all windows of the Premises as often as may be necessary.

4.8	Internal Redecoration
From time to time throughout the Term so often as maybe reasonably necessary in a proper and workmanlike manner using good quality materials and following any manufacturer’s instructions:

4.8.1	to paint varnish treat or preserve all the inside wood metal plaster and other parts of the Premises previously painted varnished treated or preserved (as the case may be); and

4.8.2	to clean and otherwise treat as appropriate those interior parts of the Premises which ought to be so treated.

4.9	To Maintain Landlord’s Fixtures
From time to time throughout the Term:

4.9.1
to maintain in good and serviceable condition the Landlord’s fixtures and fittings in or upon and exclusively serving the Premises and where beyond economic repair replace such of them as may become worn out lost or unfit for use by substituting others of a like nature (but of no lesser quality);

4.9.2
to enter into contracts for the maintenance and repair with reputable and competent professionals of plant and machinery in the Premises if the Landlord so reasonably requires and to produce such contracts and all reports and invoices connected with them whenever so requested;

4.10	Notice and Making Good on Tenant’s Default

4.10.1
within two months (or such shorter period as the Landlord shall reasonably require in an emergency) to commence to repair and make good the Premises in response to any notice served by the Landlord specifying any breach by the Tenant of any of its obligations under this Lease (including but not limited to the repair condition and decoration of the Premises or the execution of any other works);

4.10.2	if the Tenant fails to comply with sub-clause 4.10.1:

4.10.2.1
to permit the Landlord (without the Landlord being obliged to do so and without prejudice to the Landlord’s right of reentry contained in this Lease or any other rights of the Landlord with regard to such default) during the Term or after the expiry or sooner determination of the Term (without being liable to the Tenant or to any person claiming through under or in trust for the Tenant for any damage so caused) at the expense of the Tenant to remedy any breach of all or any of those obligations of the Tenant and to permit the Landlord to enter the Premises for that purpose; and

4.10.2.2
to pay to the Landlord within 14 days of written demand allcosts and expenses properly so incurred by the Landlord and such costs and expenses if not so paid shall be recoverable by the Landlord as a debt;

4.11	Alterations and Signs

4.11.1	not to erect any new building or structure of any kind on the Premises;

4.11.2
not to cut remove alter or damage the Premises nor to make any structural alteration addition or improvement in or to the Premises either internally or externally nor to make any change in the design appearance or style of the exterior of the Premises;

4.11.3
not to make internal non-structural alterations to the Premises without the previous approval in writing of the Landlord and in accordance with plans and specifications previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed but no works shall be permitted which may adversely affect the external appearance or the structural integrity of the Building or the Premises or the provision or cost of supplying Utilities facilities or amenities to other Lettable Areas or the Common Parts) provided always that:

4.11.3.1
during the period of six months immediately preceding the expiry or sooner determination of the Term the Tenant shall remove all alterations (unless requested not to do so by the Landlord) and reinstate the Premises to the state and condition prior to the carrying out of the works and make good all consequential damage to the reasonable satisfaction of the Landlord and any Superior Landlord; and

4.11.3.2
the Landlord may as a condition of giving such consent require the Tenant to enter into such reasonable covenants with the Landlord as the Landlord may reasonably require for the execution and supervision of such works;

(a)
being carried out in accordance with all other Tenant’s covenants and obligations in an under this Lease and (i) in a good and workmanlike manner; and (ii) with a new and sound materials and in accordance with all statutory consents; and (iii)  causing as little disruption and inconvenience as possible to the other tenants and occupiers of the Building

(b)
the Tenant using reasonably endeavours to provide plans and drawings and specifications of such installation or relocation works prior to commencement of those works and in any event providing plans/drawings and specifications of such works within 28 days of their completion and any other consents or permissions evidencing that the works have been lawfully carried out;

4.11.4
not to place affix or exhibit at the windows or upon the exterior of the Premises any showcase aerial pole mast flag inscription signboard bill plate board placard poster advertisement or other notification of any kind save that the Tenant may with the prior approval in writing of the Landlord of its size design and location (such approval not to be unreasonably withheld or delayed) install in the sixth floor lift lobby a plate or sign displaying the name and business of the Tenant which conforms with all statutory and other regulations the Tenant removing the same on the expiry or sooner determination of the Term and making good all resulting damage);

4.12	To Comply with Legislative Requirements

4.12.1
to comply with all present and future legislation from time to time in force upon or in respect of the Tenant’s use and occupation of the Premises or any part of the Building over which rights have been granted and at all times to keep the Landlord indemnified against all actions proceedings losses liabilities costs damages expenses claims and demands arising out of or resulting from them;

4.12.2
within fourteen days of receipt to give full written particulars to the Landlord of any notice order or assessment or any proposal for any of them made given or issued to the Tenant by any government department local or public authority under or by virtue of any statutory powers and to produce to the Landlord such notice order or assessment or such proposal and also without delay to take all reasonable or necessary steps to comply with any such notice or order insofar as it relates to the Premises and also at the request and under the direction of the Landlord but at the cost of the Landlord to make or join with the Landlord in making such objection representation or appeal against or in respect of any notice order or assessment or such proposal as the Landlord acting reasonably shall deem expedient;

4.13	Use Consents
in addition to and not by way of limitation or contradiction of any other provision contained in this Lease to be observed or performed by the Tenant:

4.13.1
at all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and of all Use Consents so far as they relate to or affect the Premises or any development (as defined in the Planning Acts) already or to be carried out executed done or omitted on the Premises or their use for any purpose;

4.13.2	not to make any application for any Use Consent without the previous written consent of the Landlord;

4.13.3
not to carry out or make any alteration or addition to the Premises or any change in their use before all necessary Use Consents have been produced to the Landlord provided always that the Tenant shall not be permitted to change the Permitted Use of the Premises;

4.13.4
not to implement any Use Consent which is granted until the Landlord has approved (such approval not to be unreasonably withheld or delayed) it nor before the Tenant has provided such security for the compliance with its terms as the Landlord shall reasonably require;

4.13.5
not to implement any Us Consent which is granted until the Landlord has approved (such approval not to be unreasonably withheld or delayed) it no before the Tenant has provided such security for the compliance with its terms as the Landlord shall reasonably require;

4.13.6	at the request and under the direction of the Landlord and at the cost of the Tenant to appeal against any refusal of or condition contained in any Use Consent;

4.13.7	where any Use Consent is implemented then unless the Landlord shall otherwise direct to carry out and complete before the expiry or sooner determination of the Term:

4.13.7.1
any works stipulated to be carried out to the Premises by a date subsequent to the expiry or sooner determination of the Term as a condition of any Use Consent granted before such expiry or determination; and

4.13.7.2	any development begun upon the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under any legislation;

4.13.8
if and when called upon to do so to produce to the Landlord or the Landlord’s surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy the Landlord that the provisions of this sub-clause have been complied with in all respects.

4.14	No Undesirable Activities

4.14.1	not to use or occupy the Premises for or in connection with any illegal or immoral purpose or any purpose which may cause any other property not to comply with any applicable law;

4.14.2
not to commit or carry out on or from the Premises any noisy noxious or dangerous act activity or purpose nor any activity or purpose which shall cause any nuisance or damage to the Landlord or the owners tenants or occupiers of any adjoining or neighbouring property;

4.14.3
not to permit empty containers waste or rubbish of any description which belongs to the Tenant, its undertenant or any one at the Premises with the express or implied authority of either of them to accumulate on the Premises or elsewhere in the Building;

4.14.4	not to hold any sale by auction on the Premises;

4.14.5	not to sleep on or reside in the Premises;

4.14.6	not to install any heavy or vibrating machinery in the Premises nor cause any undue stress or strain on the floors or structure of or any lift installed in the Building;

4.14.7	not to do anything which may cause or result in:

4.14.7.1	any damage to or overloading obstruction or pollution of Conduits; or

4.14.7.2	any pollution of water (including but not limited to ground water) land or any buildings or structures whether or not attached to land;

4.14.7.3	the Landlord and/or the Superior Landlord being in breach of their respective leases

4.15	Use and Regulations

4.15.1	not to use the Premises otherwise than for the Permitted Use;

4.15.2	to observe and perform any Regulations made by the Landlord from time to time and notified to the Tenant in relation to the Building whether alone or together with any adjoining property;

4.16	Not to Obstruct

4.16.1	not to do anything whereby any road forecourt path or passage near to or serving the Premises or the Building may be damaged or obstructed or their use by others may be impeded or hindered in any way;

4.16.2	not to park unload or load vehicles or containers in the adjoining or neighbouring roads and accessways other than for loading or unloading via agreed access routes;

4.16.3	not to exhibit or place any articles of any kind so that it is visible from the outside of the Premises and not to allow anything to project from the Premises;

4.17	Alienation

4.17.1	not to assign part with or charge part only of the Premises;

4.17.2	not to underlet or charge the whole or any part of the Premises;

4.17.3	not to assign the whole of the Premises without the Landlord’s prior written consent obtained not more than three months previously (such consent not to be unreasonably withheld or delayed);

4.17.4
not to part with or share possession or occupation of or grant any other person rights over or in respect of the Premises nor to hold or occupy the Premises as nominee trustee or agent or otherwise for the benefit of any other person PROVIDED THAT the Tenant may without the Landlord’s consent share occupation of the whole or part of the Premises with a Group Company of the Tenant provided that:

(a)	the Tenant provides prior notice of such arrangement to the Landlord;

(b)	no landlord and tenant relationship is created; and

(c)	occupation by such Group Company shall cease forthwith upon it ceasing to be a Group Company of the Tenant;

4.17.5
on any assignment to procure that the assignee shall enter into direct covenants with the Landlord to pay the rents reserved by and to observe and perform the terms and conditions and the covenants on the part of the Tenant contained in this Lease during the remainder of the Term or if earlier until the next lawful assignment;

4.17.6	not to assign the whole of the Premises without first:

(a)	satisfying the circumstances specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and set out in sub-clause 4.17.7 below; and

(b)	complying with the conditions specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 and set out in sub-clause 4.17.8 below;

4.17.7	The circumstances referred to in sub-clause 4.17.6(a) are that:

(a)
all sums due from and payable by the Tenant under this Lease which have been properly demanded (with the exception that the Yearly Rent shall not be required to be so demanded) have been paid at the date of the application for the licence to assign;

(b)	in the Landlord’s reasonable opinion there are at the date of the application for the licence to assign no material outstanding breaches of any Tenant’s covenant under this Lease; and

(c)
in the Landlord’s reasonable opinion the assignee is a person or body who or which is at the date of the application for licence to assign likely to be able to comply with the Tenant’s covenants contained in this Lease and is likely to continue to be such a person or body following the assignment;

4.17.8	The conditions referred to in sub-clause 4.17.6(b) are that:

(a)	upon or before any assignment and before giving occupation to the assignee the Tenant shall covenant by way of indemnity and guarantee with the Landlord in the terms detailed in Schedule 6 hereto; and

(b)
if reasonably so required by the Landlord the assignee shall upon or before any assignment and before taking occupation obtain guarantors reasonably acceptable to the Landlord who shall covenant by way of indemnity and guarantee (if more than one jointly and severally) with the Landlord in the terms detailed in Schedule 5 hereto; and

(c)
the written licence to assign contains a condition that if at any time prior to the assignment the circumstances (or any of them) specified in sub-clause 4.17.7 above cease to exist the Landlord may revoke the licence by written notice to the Tenant;

4.18	Registration of Dealings
within twenty eight days after any assignment of the Premises to give notice to the Landlord in writing and to produce all relevant documents together with a certified copy of each of them for retention by the Landlord and to pay the Landlord or the Landlord’s solicitors a reasonable fee (in any event not more than Fifty Pounds plus VAT) for registration of the notice;

4.19	Information
within one month of being requested to do so to notify the Landlord in writing of the name address and relationship to the Tenant of any occupier of the Premises and the name and contact details of two keyholders;

4.20	Notice of Re-Letting or Sale
to permit the Landlord or persons authorised by the Landlord to enter upon the Premises upon reasonable prior notice for the purpose of erecting a notice board in a reasonable location so as not to interfere with the Tenants or any undertenants business being carried on in the Premises at any time during the last six calendar months prior to the expiry or sooner determination of the Term stating that the Premises are to let and at any time during the Term stating that the Building is for sale and not to remove interfere with or obscure the notice board and to permit all persons by order in writing of the Landlord or the Landlord’s agents to view the Premises at all reasonable hours in the daytime with reasonable notice without interruption;

4.21	Exceptions and Reservations
to permit the Landlord and persons authorised by the Landlord from time to time and with or without workmen to exercise the rights excepted and reserved in Schedule 3;

4.22	Not to Permit Acquisition of Easements
not to obstruct any windows lights access or Conduits belonging to or serving the Premises nor to permit any new window light access Conduits or other encroachment or easement to be made into against upon or over the Premises and in case any person attempts to make any encroachment or acquire any easement on each occasion to give notice in writing to the Landlord immediately the Tenant becomes aware of it and at the cost of the Landlord to take all reasonable steps that may be necessary or desirable to prevent any new encroachment or easement being made or acquired;

4.23	To Notify Landlord
to give notice in writing as soon as reasonably practicable to the Landlord of any:

4.23.1	defect or default of which the Tenant becomes aware which might give rise to a duty or liability on the part of the Landlord to third parties or to the Tenant; and

4.23.2	notice received from any local or other competent authority or any other person relating to the Premises the Landlord’s estate or interest in or the Tenant’s occupation of the Premises;

4.24	Indemnity
at all times to keep the Landlord indemnified against all actions proceedings losses liabilities costs damages expenses claims and demands howsoever arising out of or resulting from:

4.24.1	any breach or non-observance by the Tenant or its respective agents, contractors, employers, invitees or licensees of the Tenant’s covenants contained in this Lease;

4.24.2	works of repair construction or alteration to the Premises carried out by the Tenant or its respective agents, contractors, employers, invitees or licensees; and

4.24.3	any act omission or default of the Tenant or its respective agents or employees invitees or licensees;

4.25	New Guarantor
if at any time during the Term the Guarantor (if any) or (where the Guarantor comprises more than one person) any one or more of those persons either dies becomes bankrupt or has a receiving order made against him or being a company enters into liquidation whether compulsory or voluntary or an application is made for a Receiver or Administrator or Administrative Receiver to be appointed of all or any part of its assets or if it is struck off or ceases to exist to give notice in writing to the Landlord immediately with full details and within twenty eight days of being so requested by the Landlord (which it may do or not at its absolute discretion) to procure within 3 months at the expense of the Tenant in all respects that some other person or persons acceptable to the Landlord shall enter into guarantor obligations with the Landlord (such acceptance not to be unreasonably withheld or delayed) in the terms detailed in Schedule 5 with such variations as the Landlord shall reasonably require to suit the circumstances of each case;

4.26	To Observe and Perform Covenants etc
to observe and perform all and any covenants stipulations and other matters of any kind contained or referred to in Schedule 4 affecting the Premises or the Building (save only insofar as the Landlord covenants expressly in this Lease to observe and perform them);

4.27	Security Systems

4.27.1
to ensure that any intruder alarms and other security equipment as may be reasonably required by the Tenant is installed and maintained so as to be properly integrated into any common system for the Building;

4.27.2	to permit the Landlord its employees and other(s) authorised by it immediate access to the Premises in the event of an alarm call or other alert received through any such common security system;

4.28	Registration
if this Lease should be registered at the Land Registry under the Land Registration Act 2002 the Tenant will:

4.28.1	use its reasonable endeavours to procure that the Tenant is registered at the Land Registry as proprietor of this Lease as soon as reasonably possible; and

4.28.2	use its reasonable endeavours to procure that all rights granted or reserved by this Lease are properly noted against the affected titles; and

4.28.3	submit the Landlord’s HD application together with its application for substantive registration; and

4.28.4	deliver to the Landlord, within ten days of registration, official copies of the registered title evidencing that the Tenant is the registered proprietor of this Lease;

4.29	To Yield Up
on the expiry or sooner determination of the Term:

4.29.1	to remove all signs and Tenant’s fixtures and fittings furniture and effects making good all damage so caused;

4.29.2	to execute such deed or document as the Landlord shall require in order to cancel any entry or title relating to this Lease at the Land Registry; and

4.29.3	to yield up the Premises to the Landlord consistent with the full and due compliance by the Tenant with the covenants in this Lease and with vacant possession.

4.30	Confidentiality
Except to the extent required by law and save where necessary to implement this Lease not to divulge or communicate to any person any of the terms of this Lease or any other information received from or on behalf of the Landlord and to take all reasonable steps to bind its servants, agents and advisers in this behalf.

5.	LANDLORD’S COVENANTS
The Landlord covenants with the Tenant throughout the Term (but not so as to bind or impose any liability upon the Landlord after the Landlord has parted with the reversion immediately expectant on the Term):

5.1	Quiet Enjoyment
that the Tenant shall and may peaceably and quietly hold and enjoy the Premises during the Term without any interruption or disturbance from or by the Landlord or any person or persons lawfully claiming through under or in trust for the Landlord or by title paramount;

5.2	Insurance

5.2.1
Subject to the Tenant paying the Yearly Rent to use reasonable endeavours to procure compliance by the Superior Landlord with the provisions of its covenants contained at clause 6.2 of the Superior Lease

5.2.2
if the Premises or the Building are destroyed or so seriously damaged by any Insured Risk as to require (in the opinion of the Superior Landlord’s Surveyor whose decision shall be final and binding upon the Parties) substantial reconstruction then the Landlord may at any time within six months after such damage or destruction give to the Tenant six months’ notice in writing to determine this Lease and immediately upon the expiry of that notice this demise shall determine but without prejudice to the rights and remedies of any party against any other in respect of any antecedent claim or breach of covenant and all insurance money shall be the absolute property of the Superior Landlord;

5.2.3
if the Premises or the Building are destroyed or damaged by an Insured Risk so as to prevent occupation or use then if the Premises or Building have not been reinstated so as to be fit for occupation and use within 3 years from the date of damage or destruction then this Lease shall immediately cease and determine.

5.3	Services
Subject to the payment of the Yearly Rent reserved by this Lease to use all reasonable endeavours to provide the Services:

5.4	Superior Lease

5.4.1	To pay the rents due under the Superior Lease in the manner and at the times required by the Superior Lease;

5.4.2	To observe and perform the tenant’s covenants in the Superior Lease.

6.	MISCELLANEOUS
The following conditions shall apply:

6.1	Re-entry
the Landlord and persons authorised by the Landlord may re-enter into and upon the Premises in the event that:

6.1.1
the rents reserved under this Lease or any part of such rents shall be in arrear for twenty one days after the same shall become due (in the case of the Yearly Rent whether legally demanded or not); or

6.1.2
there is any material breach or non-observance of any of the obligations on the part of the Tenant contained in this Lease or in any licence approval or consent given by the Landlord to the Tenant in relation to the Premises or in any deed supplemental to this Lease or by which this Lease may be varied and to which is not remedied within a reasonable period after the Tenant has been given notice thereof by the Landlord; or

6.1.3
the Tenant or any Guarantor or (where the Tenant or any Guarantor comprises more than one person) any one or more of them (being a corporation) shall enter into liquidation whether compulsory or voluntary (not being merely a voluntary liquidation whilst solvent for the purpose of reconstruction) or have a Receiver or Administrator or Administrative Receiver appointed of all or any assets (or any application for such appointment is made) or if it dissolved or ceases to exist; or

6.1.4
the Tenant or any Guarantor or (where the Tenant or any Guarantor comprises more than one person) any one or more of them (being an individual or individuals) shall enter into any composition with the Tenant’s creditors or commit any act of bankruptcy or be adjudicated bankrupt;

whereupon this demise shall immediately determine but without prejudice to any rights or remedies which may then have accrued to the Landlord in respect of the non-payment of the rents reserved or other sums made payable by this Lease or either party in respect of any breach or non-observance or non-performance of any of the covenants conditions and agreements contained in this Lease;

6.2	Rent Abatement
If at any time during the Term the Premises or the access thereto shall be damaged or destroyed by any Insured Risk so as to be unfit for occupation or use or inaccessible then so long as the policy of insurance for the time being in force shall not have been vitiated or payment of the policy money withheld or refused in whole or in part by reason of any act default or omission of the Tenant licensee or visitor of the Tenant or anyone at the Premises or the Building with the Tenant’s authority whether express or implied the Yearly Rent or a fair proportion according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit for occupation and use and capable of reasonable access or until expiry of 3 years (or such longer period for which the Superior Landlord has maintained loss of rent insurance) whichever period shall be the longer and any dispute between the Landlord and the Tenant concerning this provision shall be Referred to Arbitration;

6.3	Exclusion of Liability

6.3.1
the Landlord shall not be liable to the Tenant or the Tenant’s underlessees agents servants invitees licensees or others for any injury accident loss damage or inconvenience which may at any time during the Term be done occasioned or suffered to or by any such person or to the Premises or any property on the Premises by reason of or in consequence of any interruption in the provision of Utilities or any defect in or the defective working stoppage or breakage of any apparatus or the Conduits in the Premises or the Building or the defective state and condition of the Premises or the Building save that this shall not exclude liability for negligence on the part of the Landlord or its agents or employees;

6.3.2
the Landlord shall not be liable to the Tenant in the respect of any failure by the Landlord to perform any of the Landlord’s obligations to the Tenant in the Lease (with the exception only of the Landlord’s covenant to insure) unless and until the Tenant has notified the Landlord in writing of the facts giving rise to such failure and the Landlord has failed within a reasonable period to remedy the same nor shall the Landlord be liable to compensate the Tenant for any loss or damage sustained by the Tenant before such reasonable period has elapsed;

6.4	Notices

6.4.1
Any notice or demand to be served on the Tenant or any Guarantor under this Lease shall be validly served if sent by registered or recorded delivery post to the registered office or last known address of such person or the Premises or if delivered by hand to the Premises;

6.4.2
any notice to be served on the Landlord under this Lease shall be validly served if sent by registered or recorded delivery post to the registered office of the Landlord or last known address of such person;

6.5	Statutory Compensation
Any statutory right of the Tenant to claim compensation from the Landlord whether on vacating the Premises or otherwise is excluded to the extent permitted by law;

6.6	Superior Leases

6.6.1
The powers rights matters and discretions granted and reserved to the Landlord under this Lease shall also be granted and reserved to or exercisable by any Superior Landlord its servants agents and workmen to the extent required by any superior lease or mortgagee;

6.6.2
the Landlord shall be entitled to withhold its approval or consent under this Lease in any instance where any Superior Landlord’s consent is required and where such approval or consent is applied for and is not given provided that the Landlord used its reasonable endeavours to procure such consent and where the consent or approval of any Superior Landlord is required it shall not be the case that such consent cannot be unreasonably withheld and./ or delayed

6.7	Landlord as Tenant’s Agent
The Tenant irrevocably appoints the Landlord to be the Tenant’s agent to store and/or dispose of any of the Tenant’s fixtures and fittings furniture and effects left by the Tenant on the Premises for more than twenty eight days after the expiry or sooner determination of the Term on any terms which the Landlord thinks fit without the Landlord being liable to the Tenant save to account for the net proceeds of the sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord;

6.8	Adjoining Property
Nothing contained in this Lease shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any lease or other instrument relating to any adjoining property of the Landlord or which would limit or affect the right of the Landlord to deal with such property at any time in any manner which may be thought fit;

6.9	Exclusion of Rights not Granted
Nothing contained or referred to in this Lease shall operate either expressly or impliedly to grant to or confer upon the Tenant the benefit of any easement right or privilege save only as expressly granted to or conferred upon the Tenant in Schedule 2;

6.10	Provision of Services
except insofar as the Landlord expressly covenants in this Lease the provision of Services by the Landlord shall be in its absolute discretion;

6.11	No Warranty as to Permitted Use
The Landlord does not warrant that the Premises may lawfully be used for the Permitted Use or for any other purpose;

6.12	Return of Instalment of Yearly Rent
The return to the Tenant of any instalment of Yearly Rent paid by bankers standing order or direct debit as soon as reasonably practicable after its receipt shall be treated as a refusal by the Landlord to accept that payment of Yearly Rent and the receipt of any such instalment of Yearly Rent so returned shall not give rise to a presumption that the Landlord has waived its rights of forfeiture under this Lease;

6.13	English Law

6.13.1	this Lease shall be governed by and construed in all respects in accordance with English law and the Parties submit themselves to the jurisdiction of the English Courts;

6.13.2
nothing contained in this Lease shall limit the right of any Party to take proceedings against any other Party in any other court of competent jurisdiction nor shall the taking of proceedings in one jurisdiction preclude the taking of proceedings in any other jurisdiction whether concurrent or not.

7.	EXCLUSION OF LANDLORD AND TENANT ACT 1954
7.1	The Landlord and the Tenant have agreed that the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 shall not apply to the tenancy created by this Lease.

7.2	The Tenant hereby confirms that before the date of this Lease:

7.2.1
the Landlord served on the Tenant a notice dated 6th December 2013 in relation to the tenancy created by this lease (“the Notice”) in a form complying with the requirements of schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (“the Order”); and

7.2.2	the Tenant has made a statutory declaration dated 10th December 2013 in accordance with the requirements of section 38A(3)(b) of the 1954 Act

8.	LANDLORD AND TENANT’S BREAK OPTION
8.1	In this clause 8.1 and 8.2:

8.1.1
“Notice” means not less than six months written and irrevocable notice served by either party on the other expiring on the Termination Date and stating that the Landlord or Tenant (as relevant) desire that this Lease and the Term shall cease and determine on the Termination Date;

8.1.2	“Termination Date” means 31st December 2015.

8.2	If the Tenant serves Notice on the Landlord and:

(a)	by no later than the Termination Date pays the Yearly Rent and all other sums due and demanded by the Landlord in writing no later than 10 working days prior to the Termination Date; and

(b)	on the Termination Date gives up occupation and leaves no one in (or entitled to be in) occupation of the Premises;

then on the Termination Date, the Term and this demise shall cease and determine with immediate effect but without prejudice to the rights of either party in respect of any antecedent breach of covenant or other provision of this Lease by the other.

8.3
If the Landlord serves Notice on the Tenant then on the Termination Date, this Lease shall cease and determine with immediate effect but without prejudice to the rights of either party in respect of any antecedent breach of covenant or other provision of this Lease by the other.

8.4	In this Clause 8 in relation to:

8.4.1	service of the Notice; and

8.4.2	payment of all rents and other monies by the Termination Date; time shall be of the essence.

8.5
Following determination of this Lease in accordance with this clause 8 the Landlord shall reimburse the Tenant for any amount of Yearly Rent or other sums paid by the Tenant prior to the Termination Date which relate to any period after the Termination Date.

9.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
Unless expressly stated nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS of which this deed has been executed and is delivered on the date appearing as the date of this deed.

SCHEDULE 1
Part 1
The Premises

ALL those parts of the 6th Floor of the Building shown edged red on Plan No 1 which shall include where they exist and where the context so admits for the purpose of obligation as well as grant:

1.	all additions alterations and improvements to the Premises made at any time;

2.	all landlord’s fixtures and fittings and plant equipment and machinery within and exclusively serving the Premises;

3.	the frames glass equipment and fitments forming part of windows and lights serving the Premises and the doors door frames equipment and fitments serving the Premises;

4.	the internal plaster and other surfaces of load bearing walls and columns within the Premises and of walls dividing the Premises from other parts of the Building or any adjoining property;

5.	the whole of all non-load bearing walls within the Premises;

6.	the flooring raised floors and floor screeds down to the joists or other structural parts supporting the flooring of the Premises;

7.	the plaster or other surfaces of the ceilings and the whole of any false ceilings within the Premises and the voids between the ceiling and any false ceilings;

8.	all Conduits within and exclusively serving the Premises;

but excluding the structural parts load bearing framework roofs foundations joists and external walls of the Building and the Conduits and all Landlord’s fixtures and fittings and plant equipment and machinery within but not exclusively serving the Premises

ATRIUM
ASSUMED LINE OF ARTRIUM GLAZING
LIFT
LIFT
LIFT
LIFT
LIFT
LIFT
LIFT LOBBY
LIFT
FFL
CLNR
PLANT
STORE
GOODS LIFT
PLANT
LIFT
LOBBY
ESCAPE STAIR D
FFL
ESCAPE STAIR C
ES STREET
J
H
G
F
E
D
C
B
A
NORTH

MES STREET - SIXTH FLOOR

713-02-06 Rev RD - 1:200@A3

0713-02-07 Rev RD - 1 00@A3

Land Registry Official copy of title plan

Title number **AGL223049**
Ordnance Survey map reference **TQ3380NW**
Scale **1:1250**
Administrative area **City of London**

©Crown Copyright. Produced by Land Registry. Reproduction in whole or in part is prohibited without the prior written permission of Ordnance Survey. Licence Number 100026316.

N
LOWER THAMES STREET

Part 2
the Building

The Northern & Shell Building, Number 10 Lower Thames Street, London, EC3 6EN shown edged blue on the attached Plan No.2 as demised by the Superior Lease.

SCHEDULE 2
Rights Granted (in favour of the Tenant )

The right during the Term (so far as the Landlord has power to grant the same and subject to the provisions of this Lease and to Regulations from time to time) in common with the Landlord those authorised by the Landlord and all others having the like right from time to time and on a 24 hours 7 days a week basis:

1.
to the free running of Utilities through the Conduits designed for that purpose passing in through or under the Building provided that the Landlord may at any time stop up remove alter or make connections to the Conduits if the Landlord makes available to the Tenant where appropriate suitable alternative Conduits;

2.
of access to and egress from the Premises over and the use of such of the Common Parts (including any lifts) as the Landlord acting reasonably shall from time to time specify in Regulations or otherwise notify to the Tenant specifying where appropriate whether such access egress and use is permissible with vehicles or on foot only;

3.
to display the Tenant’s name on any signboard maintained by the Landlord in the ground floor reception area of the Building and in the sixth floor lobby of the Building in keeping with the nature of that signboard (with equal prominence being given on such signboard to each occupier of each floor of the Building);

4.
to enter on the Common Parts of the Building so far as may be necessary to comply with the Tenant’s covenants in this Lease subject to (a) the Tenant giving not less than 48 hours prior written notice (except in the case of emergency when no notice shall be required) and (b) the Tenant making good any damage caused to the Common Parts and causing as little disturbance as reasonable in the context of any works being carried out;

5.	for its employees to use the toilet facilities within the Common Parts and the shower facilities within the Common Parts on the ground, first and fourth floors of the Building;

6.	so long as such facilities are provided in the Building the employees of the Tenant may have the shared use of

(a)	the 9th Floor canteen on a paying basis during such times as it is open (current opening times 08.00 to 17.00 Monday to Friday - variable with public holidays)

(b)
meeting rooms where the same are available and subject to the same being booked with the Building’s reception staff and to be charged at the rate for time to time payable (the current rates being £100 per hour for rooms designated to accommodate up to 8 people and £155 per hour for rooms designated to accommodate 9 to 20 people - to include tea, coffee and biscuits) any increase in such rates to be in keeping with such rates as may be charged from time to time for such facilities in respect of comparable serviced office accommodation in this area of the City of London;

(c)
the terrace at sixth floor level subject to (i) not causing disturbance to other occupiers of the Building (ii) not overloading the terrace (iii) there being appropriate restrictions on numbers and (iv) not interfering with the Landlord’s maintenance and other equipment on the exterior of the Building and any work that the Landlord may carry out to the exterior of the Building from time to time;

all the above facilities being at the Landlord’s reasonable discretion and subject to such Regulations as the Landlord may reasonably stipulate from time to time;

7.	to support and protection for the Premises from the Common Parts to the extent that the Common Parts provide support and protection to the Premises as at the date of this Lease.

SCHEDULE 3
Exceptions and Reservations

1.	Adjoining Property
The right for the Landlord and all persons authorised by the Landlord from time to time to rebuild alter or develop the Building or any adjoining property of the Landlord in such manner as the Landlord may think fit despite any resulting interference to the access of light or air to the Premises and the right to use the remainder of the Building and any adjoining property of the Landlord for any purpose to the intent that nothing contained in this Lease shall by implication of law or otherwise operate to confer upon the Tenant any easement right or privilege over any adjoining property of the Landlord (save those specifically granted in Schedule 2 of this Lease) which might restrict or prejudicially affect its future rebuilding alteration or development nor shall the Tenant be entitled to compensation for any damage or disturbance caused by or suffered through any such use rebuilding alteration or development but Provided That the Landlord shall at all times ensure that the Tenant has sufficient means of access to the Premises to enable the Tenant’s occupation and use of the Premises.

2.	Entry by the Landlord
The right for the Landlord and all persons authorised by the Landlord from time to time with or without workmen at any time during the Term and upon giving not less than 48 hours prior written notice (except in the case of emergency when no advance notice shall be required) to enter upon the Premises for the purpose of:

2.1	developing repairing altering inspecting or maintaining the Building or any adjoining or neighbouring property or any party walls services Conduits or other things relating to such property;

2.2	carrying out inspections or surveys of the Premises and/or the Building including for the purposes of monitoring compliance by the Tenant with its obligations in this Lease;

2.3	carrying out works or services which the Landlord must or may carry out under the terms of this Lease;

2.4	exercising any other rights granted or reserved to the Landlord by this Lease or the Superior Lease; and

2.5	accessing the atrium cradle;

2.6
complying with any of its covenants contained in the Superior Lease subject always to the Landlord causing as little interference or disruption to the Tenant’s use and enjoyment of the Premises having regard to the nature of the right being exercised and making good any damage caused to the Premises to the reasonable satisfaction of the Tenant.

3.	Utilities
The free passage and running of Utilities through Conduits in on our under the Premises to and from the Building and adjoining or neighbouring property and the right to connect into them together with the right on not less than 48 hours prior written notice (except in case of emergency when no advance notice shall be required) to enter upon the Premises to lay maintain repair and renew Conduits and lay or install new Conduits.

4.	Support
The support and protection from the Premises enjoyed by the Building and any adjoining or neighbouring property.

5.	Boundary Walls
The right for the Landlord and all persons authorised by the Landlord from time to time to build onto or into any boundary or perimeter wall or fence of the Building;

6.	Scaffolding
All subsisting rights easements and privileges belonging to or enjoyed by the Building and any adjoining or neighbouring property.

SCHEDULE 4
Matters to which the Premises are subject

1.	Subsisting rights
All subsisting rights easements and privileges belonging to or enjoyed by adjoining or neighbouring property and the Building

2.	Relevant documents
2.1	The covenants stipulations and all other matters specified or referred to in the Property and Charges Registers of Title Number AGL 296004 insofar as they relate to the Premises; and

2.2
All matters contained or referred to in the Superior Lease excluding any obligation to pay rents or other sums under the Superior Lease and excluding any obligations which fall to be performed by the Landlord.

SCHEDULE 5
Form of Guarantee on assignment under Clause 4.18.7(b)

The Guarantor covenants with the Landlord so long as [name of Tenant or Assignee] is not released from the obligation to perform and observe the Tenant’s covenants in this Lease by virtue of the Landlord and Tenant (Covenants) Act 1995 (or any legislation replacing amending or supplementing it) as follows:

1.	Primary Obligations
as a primary obligation

1.1
that the Tenant or the Guarantor shall at all times during the Term so long as aforesaid duly perform and observe all the covenants conditions and other provisions on the part of the Tenant to be observed and performed in this Lease (including the payment of the Yearly Rent and all other sums from time to time payable under this Lease) in the manner and at the times specified and shall indemnify the Landlord against all actions proceedings losses liabilities costs damages expenses claims and demands sustained by the Landlord in any way directly or indirectly arising out of or resulting from any default by the Tenant in the performance and observance of any such covenants conditions and other provisions;

1.2
not to claim in any liquidation bankruptcy administration receivership composition or arrangement of the Tenant in competition with the Landlord and to remit to the Landlord the proceedings of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy administrator administrative receiver or supervisor of the Tenant and to hold for the sole benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant while any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding;

1.3
that if a liquidator trustee in bankruptcy or other competent person shall disclaim or surrender this Lease or this Lease shall be forfeited or the Tenant shall die or cease to exist (the date on which any such event occurs being referred to in this Schedule as “the Relevant Date”) then the Guarantor shall (if the Landlord so requires by notice in writing given to the Guarantor within six months after the Relevant Date) accept from and execute and deliver to the Landlord a counterpart of a new lease of the Premises for a term commencing on the Relevant Date and continuing for the remainder of the Term such new lease to be at the cost of the Guarantor and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease; and

1.4
that if the Landlord shall not require the Guarantor to take a new lease the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the Yearly Rent and all other sums that would have been payable under this Lease in respect of the period from and including the Relevant Date until the expiry of nine months after the Relevant Date or until the Landlord shall have granted a lease of the Premises to a third party (whichever shall first occur) in addition and without prejudice to the Guarantor’s other obligations under this Lease.

2.	Guarantor’s liability
The Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by the liquidator or trustee in bankruptcy) for the fulfilment of all the tenant covenants conditions and other provisions contained in this Lease and the Landlord in the enforcement of its rights may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Lease.

3.	Waiver of rights
The Guarantor waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy of any kind which may be available to the Landlord before proceeding against the Guarantor.

4.	Matters not affecting liability
None of the following (or any combination of them) shall release determine discharge or in any way lessen or affect the liability for the Guarantor as principal debtor under this Lease or otherwise prejudice or affect the liability of the Guarantor to accept a new lease in accordance with the provisions of this Schedule:

4.1
any neglect delay or indulgence or extension of time given by the Landlord in enforcing payment of the Yearly Rent or any other sums due under this Lease or in enforcing the performance or observance of any of the Tenant’s covenants conditions or other provisions contained in this Lease;

4.2	any refusal by the Landlord to accept Yearly Rent tendered by or on behalf of the Tenant following a breach of covenant by the Tenant;

4.3	the expiry or sooner determination of the Term;

4.4	any variation of the terms of this Lease (including any reviews of the Yearly Rent payable under this Lease) or the transfer of the Landlord’s reversion of or the assignment of this Lease;

4.5
any change in the constitution structure or powers of either the Tenant the Guarantor or the Landlord or the liquidation administration receivership or bankruptcy (as the case may be) of either the Tenant or the Guarantor or the death or dissolution of the Tenant;

4.6
any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant; or

4.7
any other act omission matter or thing of any kind by virtue of which (but for this provision) the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord).

5.	Successors
This guarantee shall subsist for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment of it.

SCHEDULE 6
Tenant’s Authorised Guarantee Agreement Under Clause 4.18.7(a)

Is to be in the same form as the Guarantee under Schedule 5 except that:

1.	the name of the Tenant shall be substituted for the word “Guarantor” throughout; and

2.	the opening paragraph shall be substituted by the following:

“[name of outgoing tenant] covenants with the Landlord so long as [name of assignee] is the lessee under this lease as follows:”

SCHEDULE 7
Services

1.
The repair decoration maintenance renewal rebuilding cleaning upkeep inspection and survey of such parts of the Building(including but not limited to the Common Parts) and of such Conduits as are not the responsibility of the Tenant under this Lease or any other tenant under a lease of any other Lettable Unit.

2.	The lighting of the Common Parts and the provision and supply of Utilities to the Common Parts.

3.
The payment of rates taxes charges duties assessments impositions and outgoings of any kind whether parliamentary parochial local or of any other description now or hereafter imposed or charged upon or payable in respect of the Common Parts.

4.	Compliance with all statutes by-laws and regulations and the requirements of all competent authorities in relation to the Common Parts.

5.
The repair maintenance and (where beyond economic repair) replacement of any lifts or escalators now or from time to time installed in the Building and of all plant and equipment for or connected with their working and operation.

6.
Insurance of the Common Parts and of the Conduits serving the Building against the Insured Risks and insurance of the Landlord’s third party liability in relation to the Building including but not limited to liability under the Defective Premises Act 1972.

7.
The provision repair maintenance and replacement of fire fighting prevention and detection equipment including but not limited to extinguishers sprinkler systems alarms and fire-proof barriers and compliance with all recommendations and requirements of the insurers and fire authorities.

8.	The operation repair maintenance and replacement of compactors and receptacles for rubbish.

9.	The operation repair maintenance and replacement of any heating cooling air conditioning or ventilation plant and equipment now or from time to time installed in the Building.

10.	Regulating the movement of traffic and parking of vehicles at the Building including and providing, maintaining and replacing barriers markings and signage for that purpose.

11.
The provision repair maintenance and replacement of security and crime prevention systems and equipment including (without limitation) security personnel intruder alarms electronic surveillance equipment and any central control station.

12.	Tending and renewing any grassed or landscaped areas and any trees grass and other plants and providing and maintaining cut flowers and seasonal and other decorations within the Common Parts.

13.	Providing and maintaining generators and other apparatus for the supply of emergency power and lighting.

14.	Taking measures to prevent and remedy infestations by pests.

15.	To provide hot and cold water to the wash basins in the lavatories and to keep the lavatories supplied with paper towels, soap and toilet paper.

16.
Carrying out or contributing to the repair decoration maintenance renewal rebuilding cleaning lighting and upkeep of any land buildings Conduits boundary structures or other amenities or things used or enjoyed by the owners occupiers and users of the Building in common with the owners occupiers or users of any other property.

17.	Periodical inspections of the Building.

18.	Making contracts or other arrangements with private contractors and with public authorities in connection with the provision maintenance and supply of any of the Services.

19.
Making provision for any funds of reasonable amounts to cover prospective or contingent costs of carrying out necessary repairs renewals replacements decorations or other works in respect of the Building and its plant and equipment and paying premiums on sinking fund policies covering future capital expenditure on plant and equipment.

20.
The carrying out of works or provision of services of any kind which the Landlord may reasonably deem desirable or necessary in the interest of good estate management for the purpose of maintaining the Building and the provisions of any services not specifically set out in this Schedule which are reasonably provided by the Landlord from time to time for the better enjoyment or use of the Building by the Tenant and any tenants or occupiers of any other parts of the Building (but for the avoidance of doubt no postal services are to be provided).

21.
Employing staff in connection with the performance of the Landlord’s obligations under this Lease and the provision and supply of Services and all other incidental expenditure in relation to such employment including (but without limitation) the making of statutory and other insurance health pension and welfare payments contributions and premiums and other payments which the Landlord may in its reasonable discretion deem desirable or necessary and the reasonable costs of providing uniforms working clothes tools appliances cleaning and other materials and equipment for the proper performance of their duties.

22.
Providing and maintaining working and living accommodation (whether or not within the Building) for the use of staff employed in connection with the performance of the Landlord’s obligations under this Lease including (without limitation) for any caretaker or security or administrative staff.

23.
On a full indemnity basis the proper fees charges and expenses and commissions payable to any solicitor accountant surveyor valuer architect engineer managing agent and any other appropriate person whom the Landlord may from time to time employ in connection with the provision maintenance and supply of Services including (but without limitation) the costs of computing and collecting the Yearly Rent and all other rents in respect of the Building and in connection with the calculation of the Service Charge and preparation of Service Charge accounts and if the Landlord undertakes any function which could or would normally be undertaken by a managing agent the Landlord shall be entitled to reasonable fees.

24.
Reasonable costs and expenses of any professionals in connection with the performance of the services (and in the case of managing agents such costs shall not exceed ten percent of the Tenant’s Proportion).

25.	Value added tax paid by the Landlord on any sums expended by it in connection with the provision and supply of Services.

EXECUTED as a deed by EXPRESS NEWSPAPERS acting by Director in the presence of: /s/ Christine Leroy	) ) ) ) )	Director

EXECUTED as a deed by MASSIVE INTERACTIVE MEDIA LIMITED acting by two directors or one director and its secretary	) ) ) )	Director
Director/Secretary